Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES FIRST QUARTER 2018 RESULTS
Quarterly Highlights Reflect Significant Strategic Progress; Affirms Full Year Expectations

BRENTWOOD, Tenn., May 9, 2018 (GLOBE NEWSWIRE)  - Surgery Partners, Inc. (NASDAQ:SGRY) ("Surgery Partners" or the "Company"), a leading provider of surgical services, today announced results for the first quarter ended March 31, 2018.

•	Revenues increased 45.8% to $417.4 million

•	Surgical cases increased 14.7% to 124,858

•	Net loss attributable to common stockholders of $25.3 million

•	Adjusted EBITDA increased 17.4% to $47.1 million

•	Diluted net loss per share of $(0.53)

•	Reiterates full-year 2018 guidance
Wayne DeVeydt, Chief Executive Officer of Surgery Partners, stated, “I am pleased to report a solid first quarter highlighted by strong year over year revenue and surgical case growth. During the quarter, we made excellent progress in strengthening our management team with several key hires and prioritized efforts to better align our organizational structure and improve our operational efficiency, which has begun to create a culture of discipline, focus, and accountability across the Company. We remain focused on executing on our growth strategies as we assess our assets and opportunities with an eye towards improved performance.”
Mr. DeVeydt continued, “Looking ahead to the balance of 2018, we remain focused on growing our service offering through physician recruitment, revenue cycle management, and procurement initiatives, all of which are areas where we have made early strides this year. I am encouraged by the strength of our business and believe we have the right team in place to capitalize on the significant opportunities in front of us and create value for all our stakeholders.”
First Quarter 2018 Results
Total revenues for the first quarter of 2018 increased 45.8% to $417.4 million from $286.2 million for the first quarter of 2017. Same-facility revenues for the first quarter of 2018 decreased 0.5% from the same period last year, with a 3.8% increase in revenue per case offset by a 4.1% decrease in same facility cases. For the first quarter of 2018, the Company’s net loss attributable to common stockholders was $25.3 million compared to $2.8 million for the same period last year. For the first quarter of 2018, the Company’s Adjusted EBITDA increased 17.4% to $47.1 million compared to $40.1 million for the same period last year.
Liquidity
Surgery Partners had cash and cash equivalents of $112.8 million at March 31, 2018 and availability of approximately $72 million under its revolving credit facility. Net operating cash outflow, including operating cash flow less distributions to non-controlling interests, was $0.9 million for the first quarter of 2018. The Company’s ratio of total net debt to EBITDA, as calculated under the Company’s credit agreement, at the end of the first quarter of 2018, was 7.7x.
Tom Cowhey, Chief Financial Officer of Surgery Partners, commented, “I am excited to be a part of the team at Surgery Partners as we integrate our operations and execute on our growth agenda. As the largest independent operator of short stay surgical facilities, I continue to believe that Surgery Partners has a unique opportunity to improve the efficiency and quality of the health care system and create value for all of our stakeholders.”
Guidance
The Company is maintaining the full-year 2018 guidance range issued on the fourth quarter 2017 earnings call of revenue and Adjusted EBITDA in excess of $1.75 billion and $240 million, respectively. The Company continues to expect to deploy $80-100 million in capital for acquisitions in FY’18.

Conference Call Information
Surgery Partners will hold a conference call today, May 9, 2018 at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-451-6152, or for international callers, 1-201-389-0879. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13679393. The replay will be available until May 23, 2018.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.surgerypartners.com. The on-line replay will remain available for a limited time beginning immediately following the call.
To learn more about Surgery Partners, please visit the company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.
About Surgery Partners
Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 32 states, including ambulatory surgery centers, surgical hospitals, a diagnostic laboratory, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.
Forward-Looking Statements
This press release contains forward-looking statements, including those regarding growth and our anticipated operating results for 2018 and other similar statements. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to, the risks identified and discussed from time to time in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: EBITDA, Adjusted EBITDA and adjusted net (loss) income, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from those used by other companies. These measures have limitations as an analytical tool, and should not be considered in isolation or as a substitute or alternative to net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

In connection with the Preferred Private Placement and the Private Sale, as previously disclosed on Form 8-K filed with the Securities and Exchange Commission on September 1, 2017, the Company elected to apply “pushdown” accounting with the change of control effective August 31, 2017, by applying the guidance in Accounting Standards Codification Topic ("ASC") 805, Business Combinations. Accordingly, the consolidated financial statements of the Company for periods before and after August 31, 2017 will reflect different bases of accounting, and the financial positions and results of operations of those periods are not comparable. Throughout the Company's condensed consolidated financial statements and the accompanying notes therein to be filed on May 10, 2018, periods prior to the change of control are identified as "Predecessor" and periods after the change of control are identified as "Successor."

SURGERY PARTNERS, INC.
SELECTED CONSOLIDATED FINANCIAL DATA
(Amounts in thousands, except shares and per share amounts)

	Three Months Ended March 31,
	2018	2017

Revenues	$417,369	$286,183
Operating expenses:
Salaries and benefits	129,735	89,887
Supplies	114,430	71,160
Professional and medical fees	35,679	21,125
Lease expense	21,361	13,626
Other operating expenses	26,107	16,150
Cost of revenues	327,312	211,948
General and administrative expenses (1)	24,152	15,541
Depreciation and amortization	15,749	11,108
Provision for doubtful accounts	6,037	5,675
Income from equity investments	(1,862)	(1,200)
Loss on disposal or impairment of long-lived assets, net	47	1,196
Merger transaction and integration costs	5,033	337
Other income	(262)	(143)
Total operating expenses	376,206	244,462
Operating income	41,163	41,721
Interest expense, net	(34,276)	(25,182)
Income before income taxes	6,887	16,539
Income tax expense	1,762	2,117
Net income	5,125	14,422
Less: Net income attributable to non-controlling interests	(22,646)	(17,176)
Net loss attributable to Surgery Partners, Inc.	(17,521)	(2,754)
Less: Amounts attributable to participating securities (2)	(7,772)	—
Net loss attributable to common stockholders	$(25,293)	$(2,754)

Net loss per share attributable to common stockholders
Basic	$(0.53)	$(0.06)
Diluted (3)	$(0.53)	$(0.06)
Weighted average common shares outstanding
Basic	48,006,870	48,019,652
Diluted (3)	48,006,870	48,019,652

(1) Includes contingent acquisition compensation expense of $0.5 million and $2.0 million for the three months ended March 31, 2018 (Successor) and 2017 (Predecessor), respectively.
(2) Includes accrued dividends and undistributed earnings allocated to participating securities for the Series A Preferred Stock. There were no participating securities during the Predecessor period.
(3) The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

SURGERY PARTNERS, INC.
Selected Financial and Operating Data
(Amounts in thousands, except shares and per share amounts)

	March 31, 2018	December 31, 2017

Balance Sheet Data (at period end):
Cash and cash equivalents	$112,816	$174,914
Total current assets	490,579	563,225
Total assets	4,594,884	4,622,773

Current maturities of long-term debt	54,386	58,726
Total current liabilities	285,752	303,005
Long-term debt, less current maturities	2,122,447	2,130,556
Total liabilities	2,641,723	2,656,041

Non-controlling interests—redeemable	313,643	299,316
Redeemable preferred stock	334,692	330,806

Total Surgery Partners, Inc. stockholders' equity	630,664	654,731
Non-controlling interests—non-redeemable	674,162	681,879
Total stockholders' equity	1,304,826	1,336,610

	Three Months Ended March 31,
	2018	2017

Cash Flow Data:
Net cash provided by (used in):
Operating activities	$30,056	$34,870
Investing activities	(36,414)	(6,625)
Capital expenditures	(9,983)	(6,350)
Payments for acquisitions, net of cash acquired	(25,589)	(275)
Financing activities	(55,740)	(41,978)
Distributions to non-controlling interests	(30,919)	(19,262)

	Three Months Ended March 31,
	2018	2017

Other Data:
Number of surgical facilities as of the end of period	125	104
Number of consolidated surgical facilities as of the end of period	108	94

Cases	124,858	108,829
Revenue per case	$3,343	$2,630
Adjusted EBITDA	$47,077	$40,107
Adjusted EBITDA as a % of revenues	11.3%	14.0%
Adjusted EPS- Basic	$(0.26)	$0.04
Adjusted EPS- Diluted	$(0.26)	$0.04

SURGERY PARTNERS, INC.
Supplemental Information
(Amounts in thousands, except cases and growth rates)

	Three Months Ended March 31,
	2018	2017

Same-facility Information:
Cases (4)	135,904	141,758
Case growth	(4.1)%	N/A
Revenue per case (4)	$3,318	$3,196
Revenue per case growth	3.8%	N/A

(4) Same-facility revenues include revenues from our consolidated and non-consolidated surgical facilities (excluding facilities acquired in new markets or divested during the current and prior periods) along with the revenues from our ancillary services comprised of a diagnostic laboratory, multi-specialty physician practices, urgent care facilities, anesthesia services, optical services and specialty pharmacy services that complement our surgical facilities in our existing markets.

	Three Months Ended March 31,
	2018	2017

Segment Revenues:
Surgical facility services	$394,066	$258,149
Ancillary services	20,344	25,212
Optical services	2,959	2,822
Total revenues	$417,369	$286,183

	Three Months Ended March 31,
	2018	2017

Adjusted EBITDA:
Surgical facility services	$66,467	$48,241
Ancillary services	1,054	3,782
Optical services	825	776
All other	(21,269)	(12,692)
Total adjusted EBITDA	$47,077	$40,107

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands)

The following table reconciles Adjusted EBITDA to income before income taxes in the reported condensed consolidated financial information, the most directly comparable U.S. GAAP financial measure:

	Three Months Ended March 31,
	2018	2017
Condensed Consolidated Statements of Operations Data (5):
Income before income taxes	$6,887	$16,539
(Minus):
Net income attributable to non-controlling interests	22,646	17,176
Plus:
Interest expense, net	34,276	25,182
Depreciation and amortization	15,749	11,108
EBITDA	34,266	35,653
Plus:
Non-cash stock compensation expense	1,997	634
Merger transaction, integration and practice acquisition costs (6)	5,485	591
Reserve adjustments (7)	4,779	—
Loss on disposal or impairment of long-lived assets, net	47	1,196
Contingent acquisition compensation expense	503	2,033
Adjusted EBITDA	$47,077	$40,107

(5) The above table reconciles Adjusted EBITDA to income before income taxes as reflected in the unaudited condensed consolidated statements of operations.
When we use the term “Adjusted EBITDA,” it is referring to income before income taxes minus (a) net income attributable to non-controlling interests plus (b) depreciation and amortization, (c) interest expense, net, (d) non-cash stock compensation expense, (e) contingent acquisition compensation expense, (f) merger transaction, integration and practice acquisition costs, (g) reserve adjustments, (h) loss on disposal or impairment of long-lived assets, net. We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess operating performance, make business decisions and allocate resources. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that we consolidate for financial reporting purposes. We believe that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors our portion of Adjusted EBITDA generated by our surgical facilities and other operations.
Adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating our financial performance. We believes such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
(6) This amount includes merger transaction and integration costs of $5.0 million and $0.3 million for the three months ended March 31, 2018 and 2017, respectively, and practice acquisition costs of $0.5 million and $0.3 million for the three months ended March 31, 2018 and 2017, respectively.
(7) This amount represents adjustments to revenue in connection with applying consistent policies across the combined company as a result of the integration of Surgery Partners and NSH.

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands, except shares and per share amounts)

From time to time, the Company incurs certain non-recurring gains or losses that are normally nonoperational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, Surgery Partners’ management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that certain investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net (loss) income per share attributable to common stockholders as a supplement to its comparable GAAP measure of net (loss) income per share attributable to common stockholders. Adjusted net (loss) income per share attributable to common stockholders should not be considered a measure of financial performance under GAAP, and the items excluded from adjusted net (loss) income per share attributable to common stockholders are significant components in understanding and assessing financial performance. Adjusted net (loss) income per share attributable to common stockholders should not be considered in isolation or as an alternative to net income per share attributable to common stockholders as presented in the consolidated financial statements.
The following table reconciles net income as reflected in the consolidated statements of operations to adjusted net (loss) income used to calculate adjusted net (loss) income per share attributable to common stockholders:

	Three Months Ended March 31,
	2018	2017

Consolidated Statements of Operations Data:
Net Income	$5,125	$14,422
Less:
Net income attributable to non-controlling interests	22,646	17,176
Amounts attributable to participating securities (8)	7,772	—
Plus:
Non-cash stock compensation expense	1,997	634
Contingent acquisition compensation expense	503	2,033
Merger transaction, integration and practice acquisition costs	5,485	591
Reserve adjustments (7)	4,779	—
Loss on disposal or impairment of long-lived assets, net	47	1,196
Adjusted net (loss) income attributable to common stockholders	$(12,482)	$1,700

Adjusted net (loss) income per share attributable to common stockholders
Basic	$(0.26)	$0.04
Diluted (9)	$(0.26)	$0.04
Weighted average common shares outstanding
Basic	48,006,870	48,019,652
Diluted (9)	48,006,870	48,152,988

(8) Includes dividends accrued during the three months ended March 31, 2018 for the Series A Preferred Stock. The Series A Preferred Stock does not participate in undistributed losses. There were no participating securities during the 2017 period.
(9) The impact of potentially dilutive securities for the three months ended March 31, 2018 was not considered because the effect would be anti-dilutive.

Contact

Thomas F. Cowhey, Chief Financial Officer
Surgery Partners, Inc.
(615) 234-8940
IR@surgerypartners.com